UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bookedbyus Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

54151

(Primary Standard Industrial Classification Code Number)

26-1679929

(I.R.S. Employer Identification Number)

c/o   Fred Person  619 S. Ridgeley Drive, Los Angeles, CA  90036

(323) 634-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Corporation Services Ltd.

4231 Dant Blvd., Reno Nevada 89509-7020

(800) 553-0615

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer[ ] Accelerated filer[ ]  Non-accelerated filer [ ] (Do not check if a smaller reporting company) Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]
Common Stock for sale by Bookedbyus Inc.	10,000,000	$0.10	$1,000,000	$116.10
Common Stock for Sale by Selling Stockholders	5,820,000	$0.10	$582,000	$67.57
Total Registration Fee	15,820,000	$0.10	$1,582,000	$183.67

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PART I—INFORMATION REQUIRED IN PROSPECTUS

Item 1.

Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.

Bookedbyus Inc.

15,820,000 SHARES OF COMMON STOCK

This prospectus relates to periodic offers and sales of 15,820,000 shares of common stock by our Company and the selling security holders, which consists of:

1 to 10,000,000 shares of our common stock which we are offering on a direct basis (“Direct Offering Shares”) at a price of $0.10 per share; and
Up to 5,820,000 shares of common stock which are presently outstanding and owned by the selling stockholders.

There is no minimum offering. The offering period for the Direct Offering Shares will end ninety (90) days from the effective date of this prospectus but may also be terminated sooner in our sole discretion. The Company may, in its sole discretion, extend the offering period for the Direct Offering Shares for an additional 90 days or for such period as the Company deems reasonable. Our Direct Offering Shares will be offered and sold on a self-underwritten, best-efforts basis through our officer and director. Our Direct Offering Shares will be sold at a fixed price of $0.10 per share throughout the offering period. There are no arrangements to place the funds we raise in an escrow, trust or similar account. All proceeds from our Direct Offering Shares will go to us. No assurance can be given that we will be able to sell any of our Direct Offering Shares.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to company (2)
Per Share	$0.10	None	$0.10
Total Minimum	$0	None	$0
Total Maximum	$1,000,000	None	$1,000,000

(1)

Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our Direct Offering Shares. As of the date of this prospectus we do not have any underwriting agreements.

(2)	Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $14,450 including legal and accounting fees and printing costs.

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues, our business may fail prior to us ever beginning operations or generating revenues resulting in a complete loss of any investment made to the Company.

The securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Bulletin Board.  A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

The Company and selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Our Direct Offering Shares will be sold at a fixed price of $0.10 per share throughout the offering period. Selling security holders will sell shares at a fixed price of $0.10 per share throughout the offering period, even if the shares are quoted on the OTC Bulletin Board. The sale of shares by selling security holders will continue after the Company’s direct offering has concluded. Bookedbyus Inc. will be selling all the Direct Offering Shares offered by the Company and will receive all proceeds from the sale. The Company will receive none of the proceeds from the sale of the shares by the Selling Stockholders. The Company will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. All the selling stockholders’ shares registered hereby will become tradable on the effective date of the registration statement of which this prospectus is a part. We have advised the selling stockholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

—

the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

—

the last day of the fiscal year following the fifth anniversary of the completion of this offering;

—

the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

—

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is __________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Item 3. Summary Information.	7
Risk Factors	9
Item 4. Use of Proceeds.	15
Item 5. Determination of Offering Price.	16
Item 6. Dilution.	17
Item 7. Selling Security Holders.	18
Item 8. Plan of Distribution.	21
Item 9. Description of Securities to be Registered.	23
Item 10. Interests of Named Experts and Counsel.	25
Item 11. Information with Respect to the Registrant.	26
Business Description	26
Description of Property	30
Legal Proceedings	30
Financial Statements and Supplementary Data	31
Management’s Discussion and Analysis	61
Plan of Operations	63
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	64
Directors and Executive Officers	65
Executive Compensation	66
Security Ownership of Certain Beneficial Owners and Management	68
Certain Relationships and Related Transactions	69
Item 12. Available Information	69
Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.	70
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS	70
Item 13. Other Expenses of Issuance and Distribution.	70
Item 14. Indemnification of Directors and Officers.	70
Item 15. Recent Sales of Unregistered Securities.	70
Item 16. Exhibits.	71
Item 17. Undertakings.	73
Signatures	74

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3.

Summary Information.

Summary Information about Bookedbyus Inc.

Bookedbyus Inc. was incorporated in the State of Nevada as a for-profit Company on December 27, 2007 and established a fiscal year end of August 31. Bookedbyus Inc. is a development stage company and we have commenced only limited operations, primarily focused on organizational matters in connection with this offering.

We are a licensed distributor for Digital Programa Inc. We intend to further develop and market two software applications licensed from Digital Program Inc.:  “eDrive” and “iDrive”.  eDrive is a web and email based rich media application that allows clients to push rich media marketing material to its customers with a fully integrated back end including business analytics.  eDrive, allows companies to market their message or product directly to their customers. iDrive is a software development tool  that can easily build iPhone, iPad and smart phone applications designed to access and view rich media managed by eDrive. The Company has not yet implemented its business model.

With the exception of cash advances from our Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. Over the next twelve months, we plan introduce iDrive and eDrive. Accordingly, the Company has budgeted (i) to pay for general business development costs estimated at $201,000; (ii) to pay for sales and marketing costs, estimated at $149,550; and (iii) to pay for software development costs, estimated at $635,000.

In the event we do not raise any proceeds from this offering, the Company’s existing cash will not be sufficient to fund the expenses related to this offering, to maintaining a reporting status and to implement its planned business. The Company’s sole officer and director, Mr. Person has indicated that he may be willing to provide a maximum of $20,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred. However, there is no contract or written agreement in place.

The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company’s officers and director will own over 62% after this offering is completed. As a result, they will have control of the Company.

Our business office is located at 619 S. Ridgeley Drive Los Angeles, CA  90036, our telephone number is (323) 634-1000 and our fax number is (323) 634-1001. Our United States and registered statutory office is located at 4231 Dant Blvd., Reno Nevada 89509-7020, telephone number (800) 553-0615.

From inception through May 31, 2012, the end of our fiscal quarter, the Company had raised $14,000 through the sale of its common stock. There is $5,994 of cash on hand in the corporate bank account. The Company currently has liabilities of $2,000. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $14,450. As of the date of this prospectus, since inception we have generated $22,820 in revenues from our business operations.

Summary of the Offering by the Company

Bookedbyus has 22,070,000 shares of common stock issued and outstanding. The Company is registering 5,820,000 of the issued and outstanding shares on behalf of the selling shareholders and is registering an additional 10,000,000 Direct

Offering Shares of common stock for offering to the public. The Company will endeavor to sell all 10,000,000 Direct Offering Shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.10 per share for the duration of the offering. Selling security holders will sell shares at a fixed price of $0.10 per share throughout the offering period, even if the shares are quoted on the OTC Bulletin Board. The sale of shares by selling security holders will continue after the company’s direct offering has concluded.  The Company will receive none of the proceeds from the sale of the shares by the Selling Stockholders. There is no arrangement to address the possible effect of the offering on the price of the stock. Bookedbyus will receive all proceeds from the sale of the Direct Offering Shares of common stock.

Securities being offered by the Company, common stock, par value $0.001	10,000,000 Direct Offering Shares of common stock are offered by the Company.
Securities being offered by selling security holders	5,820,000 shares of common stock are offered by selling security holders
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.10.
Number of shares outstanding before the offering of common shares.	22,070,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares.	32,070,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.10.

Bookedbyus may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Bookedbyus common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Bookedbyus will receive all proceeds from the sale of the common stock. If all 10,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $1,000,000. The Company intends to use the proceeds from this offering (i) to pay for general business development costs estimated at $201,000; (ii) to pay for sales and marketing costs, estimated at $149,550; and (iii) to pay for software development costs, estimated at $635,000.  The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $14,450 are being paid for by Bookedbyus.

Termination of the offering

The offering will conclude when all 10,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Bookedbyus may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable (see Plan of Distribution).

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Bookedbyus has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of May 31, 2012
Total Assets	$20,286
Total Liabilities	$2,000
Stockholder’s Equity (Deficit)	$18,286
Operating Data	Inception (December 27, 2007) through May31, 2012
Revenue	$22,820
Net Loss	$80,064

As shown in the financial statements accompanying this prospectus, Bookedbyus has had $22,820 in revenues to date and has incurred only losses since its inception. The Company has had minimal operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Risk Factors

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Auditor’s Going Concern

BECAUSE OUR AUDITORS HAVE ISSUED AN OPINION THAT THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF BOOKEDBYUS INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN, IT MAY BE DIFFICULT TO ATTRACT INVESTORS.

In their audit report dated January 30, 2012 (except for Note 7 which is June 22, 2012) , our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. We believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to reduce, suspend or cease the implementation of our planned business activities (see Plan of Operations, page 60). Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See “August 31, 2011 Financial Statements - Auditors Report.”

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be difficult to attract investors.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on December 27, 2007 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we may be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

THERE IS NO ESTABLISHED MARKET FOR SHARES OF THE COMPANY’S COMMON STOCK, WHICH COULD MAKE MARKETS FOR THESE SHARES EXTREMELY ILLIQUID.

At present, there is no established public market for the Company’s shares. As a result, the arbitrary offering price of $0.10 per common share as determined herein is substantially higher than the net tangible book value per share of Bookedbyus’s common stock. Bookedbyus’s assets do not substantiate a share price of $0.10. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board. Accordingly, you could lose a substantial amount, or all, of your investment.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILUTING THE CURRENT SHAREHOLDERS’ EQUITY.

The Company has 75,000,000 authorized shares, of which only 22,070,000 are currently issued and outstanding and only 32,070,000 will be issued and outstanding after this offering terminates if all of the Company’s offered shares are sold. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S OFFICERS AND DIRECTOR CURRENTLY OWN 73.6% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THEIR DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s officers and director owns 73.6% of the outstanding shares and will own over 50.6% after this offering is completed. As a result, they may have control of the Company and be able to choose all of our directors. Their interests may differ from those of the other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time they are able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by them. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon their management abilities. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the Company’s officers and director will not abuse their discretion in executing the Company’s business affairs, is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the officers and director, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Relating to our Company

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND MAY NEVER BE ABLE TO CARRY OUT OUR BUSINESS PLAN OR ACHIEVE ANY REVENUES OR PROFITABILITY; INVESTORS HAVE A HIGH PROBABILITY OF LOSING THEIR ENTIRE INVESTMENT.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on December 27, 2007 for the purpose of further development of software, market and distribute software, on behalf of Digital Programa Inc. As a development stage company, the Company is a highly speculative venture involving significant financial risk. It is uncertain as to when the Company will become profitable, if ever. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business and investors may lose their entire investment.

SINCE OUR OFFICERS AND DIRECTOR HAVE NO PRIOR BUSINESS EXPERIENCE IN OUR PLANNED BUSINESS, WE FACE A HIGH RISK RESULT OF BUSINESS FAILURE WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT

Our officers and director have no prior business experience in our industry and our planned business. Our ability to achieve and maintain profitability and positive cash flow is dependent upon a number of factors including the decisions made by our officers and director. As a result, we face a high risk of business failure which may result in the loss of your investment

WE EXPECT TO INCUR OPERATING LOSSES IN THE FUTURE BECAUSE WE HAVE NO REVENUE. IF WE ARE UNABLE TO GENERATE REVENUES YOUR ENTIRE INVESTMENT COULD BE LOST.

We incurred net losses of $80,064 for the period from December 27, 2007 (inception) to May 31, 2012. Management believes that the gross proceeds of $1,000,000 generated from this offering will be sufficient to continue our planned activities for no more than twelve months after the offering. In the event gross proceeds are less that $1,000,000, we expect to reduce our planned business activities (see Plan of Operation, page 60) We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the marketing and sales of our planned products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

BECAUSE IDRIVE IS A REGISTERED TRADE MARK OF ANOTHER COMPANY, WE MAY BE REQUIRED TO CHANGE OUR PRODUCT NAME OR FACE LEGAL LIABILITY. A CHANGE IN PRODUCT NAME COULD HAVE AN ADVERSE EFFECT ON OUR FUTURE RESULTS OF OPERATION.

As a reseller or distributor of rich media marketing solutions, we will attempt to establish a reputation for high-caliber reseller or distributor of rich media marketing services and we will attempt to establish brand names for the products we sell. If the Company is forced to change product names, clients may no longer recognize our brand. In addition, we could be subject to legal liability resulting in unplanned litigation costs and a loss of client relationships. Accordingly, no assurances can be given that we will retain clients in the foreseeable future. Litigation costs, changing product names and our inability to retain clients could have a future adverse effect on our results of operation.

BECAUSE WE ARE NOT MAKING PROVISIONS FOR A REFUND TO INVESTORS, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

Even though the implementation of our Plan of Operation is dependant upon the sale of shares through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

AS A DISTRIBUTOR, WE WILL DEPEND ON OTHERS TO PROVIDE THE PRODUCTS WE INTEND TO DISTRIBUTE, WHICH MAY PLACE US AT A COMPETITIVE DISADVANTAGE AND REDUCE PROFITABILITY.

The Company has entered into an agreement with Digitial Programa Inc. Pursuant to the agreement the Company has the exclusive right to sell and market the eDrive and iDrive software systems in the United States and Canada. Accordingly, the software products we intend to sell will be supplied by Digital Programa Inc.. Because we will be dependent on our supplier, any shortages, production delays, or work stoppages by the employees of Digital Programa Inc. could have a material adverse effect on our ability to timely provide our products and secure sales. It is possible that notwithstanding the agreement between our supplier and our Company, such supplier may not be able to fulfill their obligations to us. Delays or technical problems with the product may cause our customers to cease reliance on the products we intend to provide. If we cannot obtain an adequate support of the product, this could potential result in a loss of sales and earnings.

The rich media marketing software market is intensely competitive, highly fragmented and subject to rapid change. We do not have the resources to compete with existing competitors or with any new competitors that may enter into our intended business.  We will compete with many resellers of rich media marketing solutions that have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business, as we may never be able to develop clients for our services.

  Factors that we believe could materially affect market acceptance of these products include:

·	the efficacy of the products as compared to competitive products;
·	the relative convenience and ease of administration as compared to competitive products;
·	the strength of marketing distribution support; and
·	the cost-effectiveness of the product.

SINCE OUR EXECUTIVE OFFICERS WORK OR CONSULT FOR OTHER COMPANIES, THEIR ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our executive officers, one of whom serves as our sole director, are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations that could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required. In the event that our executive officers cannot devote the time when required, their other business activities could slow down our planned operations and have a negative effect on out results of operations.

BECAUSE WE DO NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON OUR SOLE DIRECTOR, WHO IS NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. We do not have an audit or compensation committee. Our director performs these functions. Thus, there is a potential conflict of interest in that our sole director and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

BECAUSE WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION OR LEGAL LIABILITY, IT IS UNLIKELY THAT WE WILL BE ABLE TO MAKE FUTURE SALES AND SERVICE ENGAGEMENTS. IF WE ARE UNABLE TO MAKE FUTURE SALE AND SERVICE ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

As a reseller or distributor of rich media marketing solutions, we will depend to a large extent on referrals and new engagements from future clients, as we will attempt to establish a reputation for high-caliber reseller or distributor of rich media marketing services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

Risks Relating to our Common Stock

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK THAT WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE. WE DO NOT NEED SHAREHOLDER APPROVAL TO ISSUE ADDITIONAL SHARES.

Our certificate of incorporation authorizes the issuance of 75,000,000 shares of common stock, 22,070,000 shares of which are issued and outstanding as of May 31, 2012. If the maximum offering is successfully completed, there will be 32,070,000 shares issued and outstanding.  Accordingly, we can issue up to an additional 42,930,000. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THE OFFERING PRICE OF OUR COMMON STOCK COULD BE HIGHER THAN THE MARKET VALUE, CAUSING INVESTORS TO SUSTAIN A LOSS OF THEIR INVESTMENT.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

THERE IS NO ESTABLISHED PUBLIC MARKET FOR OUR STOCK AND A PUBLIC MARKET MAY NOT BE OBTAINED OR BE LIQUID AND THEREFORE INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

Item 4.

Use of Proceeds.

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The proceeds from the sale of the shares of common stock offered by the Company will be up to $1,000,000 based on this public offering price.  We will not receive any proceeds from the sale of shares offered by the Selling Stockholders. All funds raised in the offering of our shares will immediately be available to us. The offering is being conducted on a “best efforts’ basis and the offering scenarios that follow are for illustrative purposes only. The actual amount of proceeds, if any, may differ. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

GROSS PROCEEDS FROM THIS OFFERING	$250,000	$500,000	$750,000	$1,000,000
Less: OFFERING EXPENSES	__________	__________	__________	__________
Legal & Accounting	$11,250	$11,250	$11,250	$11,250
Printing	$200	$200	$200	$200
Transfer Agent	$3,000	$3,000	$3,000	$3,000
TOTAL	$14,450	$14,450	$14,450	$14,450

Less: GENERAL BUSINESS DEVELOPMENT
Business travel expenses:	$10,000	$20,500	$25,500	$26,000
Office supplies and expenses	$2,500	$5,000	$10,000	$15,000
Office Administration Wage	$18,000	$50,000	$75,000	$100,000
Working Capital	$15,000	$30,000	$45,000	$60,000
TOTAL:	$45,500	$105,500	$155,500	$201,000

Less: SOFTWARE DEVELOPMENT
Software Development eDrive	$83,000	$100,000	$140,000	$170,000
Software Development iDrive	$62,550	$170,500	$266,300	$293,750
Feature Enhancement	$0	$8,550	$65,000	$171,250
TOTAL:	$145,550	$279,050	$471,300	$635,000

Less: SALES & MARKETING
Logo development:	$10,000	$10,000	$10,000	$10,000
Design brochure and print publication	$5,000	$15,500	$22,250	$30,000
Website Development	$5,000	$16,000	$16,000	$20,000
Web hosting	$500	$500	$500	$500
Online Advertising	$12,000	$25,000	$25,000	$35,050
Sales Salaries and Commissions	$12,000	$34,000	$35,000	$54,000
TOTAL	$44,500	$101,000	$108,750	$149,550

	=========	==========	=========	=========
TOTALS	$250,000	$500,000	$750,000	$1,000,000

The above figures represent only estimated costs

Item 5.

Determination of Offering Price.

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which the Company believes investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Selling security holders will sell shares at a fixed price of $0.10 per share throughout the offering period, even if the shares are quoted on the OTC Bulletin Board. The sale of shares by selling security holders will continue after the company’s direct offering has concluded.  The Company will receive none of the proceeds from the sale of the shares by the Selling Stockholders.

Item 6.

Dilution.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.1
Post offering net tangible book value	$998,176
Potential gain to existing shareholders	$1,000,000
Net tangible book value per share after offering	$0.0311
Increase to present stockholders in net tangible book value per share after offering	$0.0312
Capital contributions by purchasers of shares	$1,000,000
Capital Contributions by existing stockholders	$22,070
Number of shares outstanding before the offering	22,070,000
Number of shares after offering held by existing stockholders	22,070,000
Existing Stockholders Percentage of ownership after offering	68.82%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.1
Post offering net tangible book value	$998,176
Increase in net tangible book value per share after offering	$0.0312
Dilution per share	$0.0689
Capital contributions by purchasers of shares	$1,000,000
Capital contributions by existing stock holders	$22,070
Percentage capital contributions by purchasers of shares	98%
Percentage capital contributions by existing stockholders	2%
Anticipated net offering proceeds	$985,550
Number of shares after offering held by public investors	10,000,000
Total shares issued and outstanding	32,070,000
Purchasers of shares percentage of ownership after offering	31.18%
Existing stockholders percentage of owner ship after offering	68.82%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.1
Post offering net tangible book value	$748,176
Post offering net tangible book value per share	$0.0328
Pre-offering net tangible book value per share	$(0.0001)
Increase in net tangible book value per share after offering	$0.0329
Dilution per share	$0.0672
Capital contributions by purchasers of shares	$750,000
Capital contributions by existing stock holders	$22,070
Percentage capital contributions by purchasers of shares	97%
Percentage capital contributions by existing stockholders	3%
Anticipated net offering proceeds	$735,550
Number of shares after offering held by public investors	7,500,000
Total shares issued and outstanding	29,570,000
Purchasers of shares percentage of ownership after offering	25.36%
Existing stockholders percentage of ownership after offering	74.64%

17
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.1
Post offering net tangible book value	$498,176
Post offering net tangible book value per share	$0.0184
Pre-offering net tangible book value per share	$(0.0001)
Increase in net tangible book value per share after offering	$0.0185
Dilution per share	$0.0816
Capital contributions by purchasers of shares	$500,000
Capital contributions by existing share holders	$22,070
Percentage capital contributions by purchasers of shares	96%
Percentage capital contributions by existing stock holders	4%
Anticipated net offering proceeds	$485,550
Number of shares after offering held by public investors	5,000,000
Total shares issued and outstanding	27,070,000
Purchasers of shares percentage of ownership after offering	18.47%
Existing stockholders percentage of ownership after offering	81.53%

Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.1
Post offering net tangible book value	$248,176
Post offering net tangible book value per share	$0.0101
Pre-offering net tangible book value per share	$(0.0001)
Increase in net tangible book value per share after offering	$0.0102
Dilution per share	$0.0899
Capital contributions by purchasers of shares	$250,000
Capital contributions by existing share holders	$22,070
Percentage capital contributions by purchasers of shares	92%
Percentage capital contributions by existing stock holders	8%
Anticipated net offering proceeds	$235,550
Number of shares after offering held by public investors	2,500,000
Total shares issued and outstanding	24,570,000
Purchasers of shares percentage of ownership after offering	10.18%
Existing stockholders percentage of ownership after offering	89.82%

Item 7.

Selling Security Holders.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “Selling Stockholders”.

Name and Address	Number of Shares owned Before Offering	Percent of Class (7)	Number of share Offered Herein	Shares Owned After the Offering	Percent of Class (7)
CWB Inc. (CA)[1] 619 S. Ridgeley Drive, Los Angeles, CA 90036	1,820,000	4.33	1,820,000	0	0%
Digital Programa Inc.[2] P.O. Box 0815-01117, Plaza 2000 Bldg, Panama, Panama	1,000,000	2.38	1,000,000	0	0%
Janet Bates P.O. Box 1546, Alpine, Texas 79830	40,000	0.10	40,000	0	0%
William Ervin 855 Central Avenue, Odessa, Texas 79761	40,000	0.10	40,000	0	0%
Win and Sea[3] P.O. Box HM 3062, Hamilton, Hmnx Bermuda	120,000	0.29	120,000	0	0%
Prairie On-Line Management Services[4] 11210 - 107th Avenue, Edmonton, Alberta	100,000	0.24	100,000	0	0%
Rob Snyder 36 Roundaway Crescent, O'Hallory Hill, S.A. Australia 5158	50,000	0.12	50,000	0	0%
Digital Pilot Inc.[5] 297 Kingsbury Grade, Stateline, NV 89449-4470	100,000	0.24	100,000	0	0%
Lee Ann Burgess 4627 Mountain Drive, Nashville, TN. 37215	50,000	0.12	50,000	0	0%
Daryl Burgess 4627 Mountain Drive, Nashville, TN. 37215	50,000	0.12	50,000	0	0%
Jared Tavasolian 209 Triufo Cyn Rd , #187, Westlake Village, CA 91361	50,000	0.12	50,000	0	0%
Adam Tavasolian 13376 Sunny Slope Ple, Moorpark, CA 91361	50,000	0.12	50,000	0	0%
Ali Tavasolian 209 Triufo Cyn Rd , #187, Westlake Village, CA 91361	30,000	0.07	30,000	0	0%
Laurie Tavasolian 13376 Sunny Slope Ple, Moorpark, CA 91361	30,000	0.07	30,000	0	0%

[1]

[2] Olmedo Nunez, CEO has sole voting and dispositive power over these shares.

[3] Ken Taves has sole voting and dispositive power over these shares.

[4] Aerock Fox, CEO has sole voting and dispositive power over these shares. Mr. Fox is married to Susan Fox.

[5]Greg Davis, CEO has sole voting and dispositive power over these shares.

Wells Jones 1135 Makawao Ave #103 Pmb 301 Makawao HI 96768-7402	30,000	0.07	30,000	0	0%
Collin Dvorak 3922 La Colina Rd, Santa Barbara, CA 93021	30,000	0.07	30,000	0	0%
Konstantin Lichtenwald Bluecherstrasse 30 B, 75177 Pforzheim, Germany	40,000	0.10	40,000	0	0%
Viktoria Nazarenus Bluecherstrasse 30 B, 75177 Pforzheim, Germany	20,000	0.05	20,000	0	0%
Eduard Lichtenwald Pforzheimerstrasse 39, 75223 Niefern, Germany	30,000	0.17	30,000	0	0%
Natalie Dargus Oberer Landweg 41, 21035 Hamburg, Germany	40,000	0.10	40,000	0	0%
Cyril Morgan 171 Cherbourg, Candiac, Quebec J5R 6R6	50,000	0.12	50,000	0	0%
Norm Church #315 - 269 13th Street, Lethbridge, Alberta, T1H2R6	50,000	0.12	50,000	0	0%
Darren Church #315 - 269 13th Street, Lethbridge, Alberta, T1H2R6	50,000	0.12	50,000	0	0%
Betty Chambers Po box 543 Roosevelt AZ 85545	40,000	0.10	40,000	0	0%
Troy McMartin 198 Union St., Pictou, N.S. B0K1H0	50,000	0.12	50,000	0	0%
Pauline McMartin 198 Union St., Pictou, N.S. B0K1H0	50,000	0.12	50,000	0	0%
Dmytro Surovtsev Klosterweg 28, 76131 Karlsruhe, Germany	40,000	0.10	40,000	0	0%
Yevhen Fomin Hagenschiessrasse 1, 75175 Pforzheim, Germany	30,000	0.07	30,000	0	0%
Webspots [6] 2724 Otter Creek Court, Suite 101, Las Vegas, NV 89117	1,000,000	2.38	1,000,000	0	0%
Stephen Price #407 - 10208 120th St. NW, Edmonton, Alberta T5K2W2	40,000	0.10	40,000	0	0%
Spyglass P.O. Box HM 3062, Hamilton, Hmnx Bermuda	100,000	0.24	100,000	0	0%
Blast Digital Media PO Box 4470, Stateline, NV 89449-4470	600,000	1.43	600,000	0	0%

6 Brad Kersch, CEO has sole voting and dispositive power over these shares.

(7) Assumes current issued and outstanding shares – 22,070,000 common shares

Item 8.

Plan of Distribution.

22,070,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 10,000,000 Direct Offering Shares of its common stock at the price of $0.10 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of those Direct Offering Shares. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.10 for the duration of this offering.

The Company's Direct Offering Shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

The offering will conclude on the earlier of; (1) when all 10,000,000 shares of common stock have been sold, or (2) 90 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The Company may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which BOOKEDBYUS has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company’s selling efforts in the offering, Fred Person our President and director and Susan Fox our Secretary will be selling shares on the Company’s behalf. Our officers and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Fred Person nor Susan Fox are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Person and Ms. Fox are not, nor has they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Person and Ms. Fox will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither Mr. Person nor Ms. Fox will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

BOOKEDBYUS will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states). We are paying the expenses of the offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board. We will to file a Form 8-A registration statement with the SEC prior to, or concurrently with, the effectiveness of this Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for trading on the OTC Bulletin Board.

Sales of Shares by Selling Stockholders

The persons listed in the table in the section titled “Selling Security Holders” on page 18 plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “Selling Stockholder”.  Each Selling Stockholder purchased the securities registered hereunder either in the ordinary course of business of the Company or acquired the securities in exchange for their business purchased by the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no Selling Stockholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. All shares sold under this prospectus will be sold at a fixed price of $0.10 per share. Selling security holders will sell shares at a fixed price of $0.10 per share throughout the offering period, even if the shares are quoted on the OTC Bulletin Board. The sale of shares by selling security holders will continue after the company’s direct offering has concluded.  The Company will receive none of the proceeds from the sale of the shares by the Selling Stockholders.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the Selling Stockholders can presently estimate the amount of such compensation.

The Selling Stockholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any Selling Stockholder enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the Selling Stockholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the Selling Stockholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each Selling Stockholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the Selling Stockholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by Selling Stockholders. The foregoing may affect the marketability of the common stock offered hereby. There can be no assurance that any Selling Stockholders will sell any or all of the common stock pursuant to this prospectus.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us and the Selling Stockholders to be approximately $14,450.

The Company is registering for offer and sale by the holders thereof 5,820,000 of common stock held by such stockholders.  All the Selling Stockholders’ shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

Item 9.

Description of Securities to be Registered.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 50.6% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Bookedbyus Inc. from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Bookedbyus will act as its own transfer agent.

Item 10.

Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement for the period ended August 31, 2010 have been audited by James Stafford Chartered Accountants, , Suite 350 - 1111 Melville Street, Vancouver British Columbia, V6E 3V6 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements included in this prospectus and the registration statement For the period ended August 31, 2011 have been audited by De Joya Griffith & Company, 2580 Anthem Village Drive, Henderson, NV 89052 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

Item 11.

Information with Respect to the Registrant.

Business Description

Bookedbyus Inc. is a development stage company, which was formed on December 27, 2007. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. The Company has not yet implemented its business model and to date has generated no revenues.

On 1 January 2011, the Company entered into an agreement (the “License Agreement”) with Digital Programa Inc.  The Company has licensed the Digital Programa System whichh is digital media management software which emphasizes a touch-optimized web framework for smart phones and tablets. The basic terms of the License Agreement are as follows:

1)

Digital Programa Inc. has granted exclusive license to the Company to market and sell certain software systems, as defined in the License Agreement, which consists of eDrive and iDrive (the “System”), exclusively in Canada and the United States;

2)

The Company issued 1,000,000 common shares of the Company, valued at $0.005 per share, to Digitial Programa Inc. for initial, non-recurring, non-refundable license fee (Notes 6 and 8);

3)

The Company is required to pay Digial Programa Inc. a 5% royalty on gross revenues for each month from the sales of the System software; and

4)

The License Agreement shall remain in effect for a period of 10 years, commencing on 1 January 2011, and the Company has the option to renew the License Agreement for an additional 10 year term provided that the Company pay then current renewal fee, which shall be no greater than 10% of the then current license fee charged by Digital Programa Inc. for new licensees.

Digital Programa Inc. (“DP”) is a privately owned and controlled corporation located at Plaza 2000 Building, P.O. Box 0815-01117, 50th Street Panama, Republic of Panama. DP develops digital media management and workflow automation system software for the entertainment business. DP has developed an online digital collaboration management system that corporations who create and distribute rich media (photo, audio and video as well as other digital assets like documents), find, organize, securely share, distribute, store and view such rich media. The DP software solution is a group of web services that permits enterprises to upload, download, search, collaborate, notify, track usage and authenticate users to perform authorized transactions with digital media, all of which are easily logged and reported.

We intend to market two software applications developed by DP:  “eDrive” and “iDrive”.  eDrive is a web and email based rich media application that allows clients to push rich media marketing material to its customers with a fully integrated back end including business analytics.  eDrive, allows companies to market their message or product directly to their customers.

The Company has not yet implemented its business model. We must raise cash to implement our strategy and stay in business. In the event we do not raise any proceeds from this offering, the Company’s existing cash will not be sufficient to fund the expenses related to this offering, to maintaining a reporting status and to implement its planned business. Over the next twelve months, we plan to introduce iDrive and eDrive (see Plan of Operations, page 61).

Product Overview

The Digital Programa System is digital media management software which emphasizes a touch-optimized web framework for smart phones and tablets. It allows users to design a single highly branded and customized web application that will work on most popular smart phone and tablet platforms. It uses a unified user interface system (“UI”) across mobile device platforms, including iOS, Symbian, Android, Windows mobile, Blackberry and Nokia. It’s built on a dependable user interface frame with efficient code that is flexible, updateable, and easily branded. The software provides touch friendly web pages that plays on most available web browsers while adding rich client functionality.

idrive

iDrive is a pre-built application for mobile phones and tablets that pushes rich media information (Video, Text, Photos, Audio) to end users. Clients purchase the base application, add their colors and branding logo to make the app uniquely their own. Each client can add more functions as they see fit to service their end users/customers. These iDrive applications are built once but re-branded for each client’s individual use. A base application that pushes rich media information can be licensed for as little as $10,000 compared to custom built applications that can cost as much as $50,000. Because each client adds their colors and logo to the iDrive application, it becomes their unique corporate application that can be provided to end users/customers through Apples iTunes or the client’s own website. With these applications, clients can push daily information alerts, videos, coupons, etc to their end users/customers hand held device simply and easily.

eDrive

eDrive is a web and email based rich media application that allows clients to push rich media marketing material to its end users/customers with a fully integrated back end including business analytics.  eDrive, allows companies to market their message or product directly to their customers. eDrive places the power in the client’s hands to easily produce rich media messaging including video, photos and text in a graphic interactive interface.  Our clients log into there eDrive account where they assemble rich media emails. They choose the look and feel of the email add their client email list and press send. Through eDrive clients can easily record a video message informing customers of a great deal or simple information regarding the state of the market. Clients can package this up and send it off to their enduser/customers.  These end users/customers receive on their iDrive application a graphical email message that is completely branded.

Any area they click on be it the video, text photos or if they forward the email to a friend, eDrives backend analytics accumulates this information and presents it to the client.

Benefits

Unlike custom built applications that can cost as much as $50,000, clients can license a completely branded iDrive application for smart phones, together with eDrive for as little as $10,000. This enables prospective clients to readily market their products and services to their end users/customers on a branded smart phone application without the development time and expense of custom applications. In addition, iDrive and eDrive provide full business analytics so that clients can measure responses to active marketing campaigns.

Market Opportunity

While the market for Rich Media Marketing Software (“RMMS”) is still in its infancy stage, management believes the market will rapidly develop over the next 18 months.  This is primarily due to changes in technology that greatly affect advertisement, such as the release of Apples iPad and the growing number smart phones entering the market.  It is our opinion that the need for push technology (software that pushes select information to the recipient) over the web /through email or through mobile device applications is rapidly growing.   Large enterprises, financial services companies and entertainment/gaming companies who are currently using the web to market their business can utilize our planned software to deliver data to their customer’s smart phone at prescribed intervals or based on some event that occurs rather than the customer performing a search or requesting an existing report, video or other data type. By sending information directly to the customer, the customer needs are better served and there is less risk of the customer browsing the web and seeing what a competitor is doing or offering.

Bookedbyus plans to engage value added resellers (VARs) who have and can leverage their existing supplier-customer relationships within the Financial Services industry and VARS that have existing relationships with companies in Entertainment /Gamming and large enterprises who are currently using the web to market their business (i.e. Insurance, Real Estate, and Personal products).

By affiliating with these companies through a VAR (Value Added Reseller) model, Bookedbyus intends to extend our planned RMMS products and marketing solutions to wireless users through Smartphone applications and push technology.  Bookedbyus plans to  work thereafter with customers, encompassing all aspects of managing and using the eDrive and iDrive platforms including value added services such as installation, training, local presence and ongoing support.

eDrive  application

eDrive is web based software that deals with the day-to-day operations of email and web marketing. eDrive places the power in the client’s hands to easily produce a rich media messaging that can include video, photos and text in a graphic interactive interface.

iDrive application

iDrive is a white wrapper or generic smart phone application. A client can choose one of our planned pre-built applications and then add their own branding logo; it becomes their unique corporate application that can be provided to customers either through Apples iTunes or from there own website.  With the applications our clients can push daily information alerts, videos, coupons, etc to their customers simply and easily directly to their customers hand held device.

Installation services: Under the Bookedbyus business model, we plan to provide installation services to our clients.

Training: We plan to develop training programs for our clients in conjunction with both eDrive and our planned pre-built iDrive applications.  Our planned training programs will be designed so that participating clients get highest utilization and therefore most value from our planned software products.

Ongoing Support:  In conjunction with Digital Programa Inc., we plan to provide follow up training, telephone and email support as required.

Local Presence:  We are committed to demonstrating a strong commitment to quality customer service, and thus we expect to be able to secure long-term relationships with our customers, which will result in a high customer retention rate and long-term customer loyalty.

Industry Overview

The Bookedbyus business model relies heavily upon the state of the online video advertising market and mobile wireless industry since our planned products and services will be designed to ease the administrative burden of the delivery of information over these platforms.

Online Video Advertising

The online rich media and video advertising market is poised for rapid growth over the next few years, according to the research firm, eMarketer.  eMarketer estimates rich media and online video advertising spending will reach $1.5 billion each this year.  By 2014, it expects the rich media ad market will be more than $1.8 billion and the video ad market will top $5.5 billion.

Source: http://www.adweek.com/aw/content_display/news/digital/e3i2a62321a15dd65d896f9e82d14b1292e

Advertisers and marketers, struggling to keep up with changing consumer habits, are making massive investments in new digital media platforms, especially the mobile platform, according to research firm PQ Media. Companies are shifting dollars away from traditional media, including broadcast TV, newspapers and magazines.

PQ Media says that “companies will spend more than $160.8 billion in 2012 — up 82% from 2008 — on 18 emerging markets including online videos, TV and movie product placements, cell phones, video games and digital video recorders.”

http://www.marketingpilgrim.com/2008/03/82-jump-in-new-media-spending-expected-over-the-next-four-years.html

http://www.usatoday.com/money/advertising/2008-03-25-alternative-media-ad-spending_N.htm?csp=N008

Wireless Advertising

Mobile spending will cross the $1 billion mark in 2011 with sustained growth and within mobile spending, video is the fastest growing ad medium, albeit from a tiny base, and will continue to be through 2014.

(http://adage.com/digital/article?article_id=146553)

The population of mobile video viewers in the US will grow nearly 30% in 2010 to reach 23.9 million, according to eMarketer’s forecasts. The still represents a reach of only 7.7% of the total population and less than 10% of mobile phone users, but those numbers are set to double by 2013 and increase still further in 2014. (http://www3.emarketer.com/Article.aspx?R=1007845)

Competition

There are many providers of rich media marketing software. The market for rich media marketing software is still in its infancy stage it is ripe to develop in the next 18 months due to changes in technology that greatly affect advertisement, such as the release of Apples iPad, and the growing number smart phones entering the market.  The need for push technology over the web /through email or through mobile device applications is rapidly growing.

Competition in the markets is likely to remain intense but is expected to increasingly center on integrated rather than stand-alone applications. Software providers are continuously looking for third party resellers to add value to their products and increase their market share.

As a provider of wireless solutions, Bookedbyus has assessed its potential competitors based primarily on their functionality of wireless product, the security and scalability of their architecture, and industry focus. Due to our strong emphasis in the application software sector we have also compared ourselves to software providers focused solely in the software design sector.

FOCUSED PROVIDERS: These are companies that have built a wireless set of tools that attempt to address the needs of a specific vertical market. Currently most of the competition in this sector derive their revenue from infra-structure and ongoing professional services and build to a specific device type (i.e.Blackberry, Palm, and Pocket/PC).   For these companies to adapt their offering to next generation devices would mean re-architecting the way they conduct business and losing the infra-structure and professional services components of their business. They have, to date, focused on financial institutions or carriers for penetration.  These include Aligo, Infowave, Aether, 724, and iAnywhere. Our difference should come from our ability to support over 1,000 device types allowing us to go after the consumer application also.

Application SPECIFIC PROVIDERS: There are a number of SMS and mobile phone download application providers in today's market, including Cellectivity, Mfuse, and Airborne Entertainment. These companies sell their applications and content and therefore are competing with the existing software providers.

Our difference should be that we never produce content. Whether it is an eDrive or iDrive solution we provide the frame work application. We focus exclusively on delivering content on behalf of our clients or partners. Therefore we should never compete against the companies that have an established client base in the Internet market.  They become our partners and introduce us to that client base.

SYSTEMS INTEGRATORS: Custom solutions should still consume some of the wireless market share as large organizations continually try to build ground-up solutions for each client, under the assumption that wireless is easy and can be built without the aid of tools and wireless platforms. These companies include IBM, EDS, Accenture, Bearing Point, and BEA Systems. However, these companies may also be potential clients and Value Added Resellers of Bookedbyus suite of products.

With any growing and expanding market, Bookedbyus also expects new competitors to emerge. The wireless market is not expected to be any different, particularly with the prevalence of open standards. Although various competitors have emerged, the mobile application market is still in its infancy. There are no dominant players that address our target market with these types of capabilities.

Description of Property

We do not own any real estate or other properties and have not entered into any long term lease or rental agreements for property.

Legal Proceedings

There are no legal proceedings pending or threatened against us.

Financial Statements and Supplementary Data

Bookedbyus Inc.
Financial Statements
(Expressed in US dollars)
May 31, 2012 and May 31, 2011

Unaudited Balance Sheet as of May 31, 2012 and August 31, 2011	33
Unaudited Statement of Operations for the three and six months period ended May 31, 2012 and 2011	34
Unaudited Statement of Changes in Stockholders’ Equity for the period ended May 31, 2012	35

Unaudited Statement of Cash Flows for the six months period ended May 31, 2012 and May 31, 2011	36

Notes to the Unaudited Financial Statements	37

Bookedbyus Inc.
Financial Statemnets
(Expressed in US dollars)
August 31, 2011 and 2010

Report of Independent Registered Public Accounting Firm	45
Report of Independent Registered Public Accounting Firm	47
Audited Balance Sheet as of August 31, 2011 and 2010	48
Audited Statement of Operations for the year ended August 31, 2011 and 2010	49
Audited Statement of Cash Flows for the year ended August 31, 2011 and 2010	50
Audited Statement of Changes in Stockholders’ Equity for the period from inception
(December 27, 2007) to August 31, 2011	51
Notes to the Audited Financial Statements	52

Bookedbyus Inc.

(A Development Stage Company)

Financial Statements

(Expressed in U.S. Dollars)

Three and Nine Month Periods Ended May 31, 2012 and 2011

(Unaudited)

Bookedbyus Inc.

(A Development Stage Company)

Balance Sheets

 (Unaudited)

	As at May 31, 2012	As at August 31, 2011
	$	$
Assets

Current assets Cash and cash equivalents	$5,994	$8,332
Prepaid expenses	10,000	-
Total current assets	15,994	8,332
Other Assets
Intangible assets, net	4,292	4,667

Total Assets	$20,286	$12,999

Liabilities

Current liabilities
Accounts payable and accrued liabilities	$2,000	$6,122

Total current liabilities	2,000	6,122
Total Liabilities	2,000	6,122
Stockholders’ equity
Capital stock
Authorized
75,000,000 of common shares, par value $0.001
Issued and outstanding
22,070,000 common shares issued and outstanding, par value $0.001 Additional paid in capital	22,070 76,280	22,070 76,280
Deficit accumulated during the development stage	(80,064)	(91,473)

Total stockholders’ equity	18,286	6,877

Total Liabilities and Stockholders’ Equity	$20,286	$12,999

The accompanying notes are an integral part of these financial statements.

Bookedbyus Inc.

(A Development Stage Company)

Statements of Operations

 (Unaudited)

	For the three months period ended May 31, 2012	For the three months period ended May 31, 2011	For the nine months period ended May 31, 2012	For the nine months period ended May 31, 2011	For the period from inception (December 27, 2007) to May 31, 2012

Revenue Consultancy income	$-	$-	$22,820	$-	$22,820
Total revenue	-	-	22,820	-	22,820
Expenses
Amortization	125	188	375	313	708
Professional fees	2,800	17,000	8,800	18,967	36,390
General and administrative	544	-	2,236	883	8,786
Management fees	-	-	-	-	41,000
Rent	-	-	-	-	16,000
Total expenses	(3,469)	(17,188)	(11,411)	(20,163)	102,884
Net income (loss)	$ (3,469)	$ (17,188)	$ 11,409	$ (20,163)	$ (80,064)

Basic income (loss) per common share	$ (0.000)	$ (0.001)	$ 0.000	$ (0.002)

Weighted average number of common shares	22,070,000	21,091,739	22,070,000	15,566,630

The accompanying notes are an integral part of these financial statements.

Bookedbyus Inc.

(A Development Stage Company)

Statements of Changes in Stockholders’ Equity (Deficit)

 (Unaudited)

	Number of shares issued	Capital Stock	Additional paid in capital	Deficit accumulated during the development stage	Stockholders’ equity (deficit)
Balance at December 27, 2007 (inception)
Shares issued	9,000,000	$9,000	$-	$-	9,000
Net loss for the period	-	-	-	(14,835)	(14,835)

Balance at August 31, 2008	9,000,000	9,000	-	(14,835)	(5,835)
Net loss for the year	-	-	-	(21,457)	(21,457)

Balance at August 31, 2009	9,000,000	9,000	-	(36,292)	(27,292)
Net loss for the year	-	-	-	(21,031)	(21,031)

Balance at August 31, 2010 (Restated)	9,000,000	9,000	-	(57,323)	(48,323)
Shares issued against services, December 15, 2010 at $ 0.005 per share	9,070,000	9,070	36,280	-	45,350

Shares issued for purchase of intangibles, March 1, 2011 at $ 0.005 per share	1,000,000	1,000	4,000	-	5,000

Shares issued for cash, March 31, 2011 at $ 0.01 per share	1,400,000	1,400	12,600	-	14,000

Shares issued against services, March 31, 2011 at $ 0.01 per share	1,600,000	1,600	14,400	-	16,000

Contributed capital by officer of the Company			9,000	-	9,000

Net loss for the year				(34,150)	(34,150)

Balance at August 31, 2011	22,070,000	22,070	76,280	(91,473)	6,877

Net loss for the period				11,409	11,409

Balance at May 31, 2012	22,070,000	$22,070	$76,280	(80,064)	18,286

The accompanying notes are an integral part of these financial statements.

Bookedbyus Inc.

(A Development Stage Company)

Statements of Cash Flows

 (Unaudited)

	For the nine months period ended May 31, 2012	For the nine months period ended May 31, 2011	For the period from inception (December 27, 2007) to May 31, 2012

Cash flows from operating activities
Net loss	$11,409	($20,163)	($80,064)
Changes in non-cash expenses
Depreciation and amortization	375	313	708
Share based compensation	-	16,000	16,000
Contributed capital	-	-	9,000
Contributed capital towards services	-	-	45,350
Increase in prepaid expenses	(10,000)	-	(10,000)
Increase in accounts payable	2,000	-	2,000
Increase in due to related party	(6,122)	(1,000)	-

Net cash used in operating activities	(2,338)	(4,851)	(17,006)

Cash flows from financing activities

Share subscriptions received	-	14,000	23,000

Net cash provided by financing activities	-	14,000	23,000

Increase in cash	(2,338)	9,149	5,994

Cash, beginning of period	8,332	1,027	-

Cash, end of period	5,994	10,176	5,994

Non cash supplemental disclosures
Shares issued for acquisition of intangible asset	$-	$-	$5,000
Shares issued in settlement of due to related party	$-	$-	45,350
Total	$-	$-	$50,350

The accompanying notes are an integral part of these financial statements.

Bookedbyus Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2012

 (Unaudited)

1.

Nature and Continuance of Operations

Bookedbyus Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 27, 2007.  The Company will carry on the business of computer software sales and marketing when all financing is in place.

The Company is a development stage enterprise, as defined in Accounting Standards Codification (the “Codification” or “ASC”) 915-10, “Development Stage Entities”. The Company is devoting all of its present efforts to securing and establishing a new business and its current planned principle operations have not commenced.  Accordingly, no revenue has been derived during the organization period.

On January 9, 2008, the Company affected a thousand (1,000) for one (1) forward stock split of all outstanding common shares and a corresponding forward increase in the Company’s authorized common stock.  The effect of the forward split was to increase the number of the Company’s authorized common shares from 75,000 shares par value $0.001 to 75,000,000 shares par value $0.001.  At the time of the stock split, the Company had no commons shares issued and outstanding.  All references in these financial statements to number of common shares, price per share and weighted average number of common shares have been adjusted to reflect the stock split on a retroactive basis, unless otherwise noted.

The Company’s financial statements as at May 31, 2012 and for the nine month period then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company has an income of $11,409 for the nine month period ended May 31, 2012 (2011 - loss of $20,163) and has working capital of $13,994 at May 31, 2012 (August 31, 2011 - $2,210).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ending August 31, 2012.  However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.  These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Since inception through May 31, 2012, the Company was not engaged in continued business.  Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will

Bookedbyus Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2012

 (Unaudited)

1.        Nature and Continuance of Operations (Continued)

be successful.  Accordingly, the Company must rely on its president to perform essential functions without compensation until a business operation can be commenced.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.

Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Definition of Fiscal Year

The Company’s fiscal year end is August 31st.

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to development stage enterprises FASB-ASC 915-10, and are expressed in U.S. dollars. In management’s opinion all adjustments necessary for a fair statement of the results for the interim periods have been made.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Financial instruments

Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. Fair value of financial instruments is the amount at which the instruments could be exchanged in a current transaction between willing parties. The Company considers the carrying amounts of cash, restricted cash, accounts receivable, related party and other receivables, accounts payable, notes payable, related party and other payables, customer deposits, and short term loans approximate their fair values because of the short period of time between the origination of such instruments and their expected realization. The Company considers the carrying amount of long term bank loans to approximate their fair values based on the interest rates of the instruments and the current market rate of interest.

Bookedbyus Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2012

 (Unaudited)

2.       Significant Accounting Policies (Continued)

Financial instruments (Continued)

Level 1 The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2 FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3 If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

As at May 31, 2012, the fair value of cash and cash equivalents and accounts payable approximates carrying value because of their short maturities.

Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions as determined by rating agencies

Currency Risk

The Company’s assets and liabilities are in U.S. dollar, which is the Company’s functional and presentation currency.  The Company has no transactions in currencies other than U.S. dollar.  As a result, foreign currency risk is insignificant.

Interest Rate Risk

The Company has cash balances and no interest-bearing debt.  It is management’s opinion that the Company is not exposed to significant interest risk arising from these financial instruments.

Bookedbyus Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2012

 (Unaudited)

2.       Significant Accounting Policies (Continued)

Liquidity Risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with its financial liabilities.  The Company is reliant upon equity issuances as its sole source of cash.  The Company has been successful in raising equity financing in the past; however, there is no assurance that it will be able to do so in the future.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization and are comprised of acquired technology and licenses and are currently amortized straight-line over 10 years of the estimated useful life.

The Company assesses the impairment of intangible assets whenever events or changes in circumstances indicate            that the carrying amount may not be recoverable.

Unforeseen and adverse events, changes in circumstances and market conditions and adverse legal factors are potential indicators that the carrying amount of intangible assets may not be recoverable and may require an      impairment charge.

The useful lives of intangible assets are evaluated quarterly to determine if events or circumstances warrant a revision to their remaining period of amortization. Legal, regulatory and contractual factors, the effects of obsolescence, demand, competition and other economic factors are potential indicators that the useful life of an intangible asset may be revised.

The Company has concluded that no impairment relating to intangible assets exists as of May 31, 2012.

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Bookedbyus Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2012

 (Unaudited)

2.       Significant Accounting Policies (Continued)

Basic and diluted net loss per share

The Company computes net loss per share in accordance with ASC 260 “Earnings per Share”.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Comprehensive loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As at May 31, 2012, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Start-up expenses

The Company has adopted ASC 720-15, “Start-Up Costs”, which requires that costs associated with start-up activities be expensed as incurred.  Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from the date of inception on December 27, 2007 to May 31, 2012.

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollars.  The financial statements of the Company are translated to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Bookedbyus Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2012

 (Unaudited)

2.       Significant Accounting Policies (Continued)

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period.  Actual results could differ from these estimates.

Stock-based compensation

The Company adopted the provisions of ASC 718, “Compensation – Stock Compensation”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). The Company adopted ASC 718 using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption.  Adoption of ASC 718 does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by ASC 505-50, “Equity-Based Payments to Non-Employees”.

Recent accounting pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

3.

License

On January 1, 2011, the Company entered into an agreement (the “License Agreement”) with Digital Programa Inc.

The basic terms of the License Agreement are as follows:

i.

Digital Programa Inc. has granted exclusive license to the Company to market and sell certain software systems, as defined in the License Agreement, which consists of eDrive and iDrive (the “System”),  exclusively in Canada and the United States;

Bookedbyus Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2012

 (Unaudited)

3.    License (Continued)

ii.

The Company issued 1,000,000 common shares of the Company, valued at $0.005 per share, to Digital Programa Inc. for initial, non-recurring, non-refundable license fee;

iii.

 The Company is required to pay Digital Programa Inc. a 4% royalty on gross revenues for each month from the sales of the System software; and

iv.

  The License Agreement shall remain in effect for a period of 10 years, commencing on January 1, 2011, and the Company has the option to renew the License Agreement for an additional 10 year term provided that the Company pay then current renewal fee, which shall be no greater than 10% of the then current license fee charged by Digital Programa Inc. for new licensees.

4.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

5.

Due to Related Parties Related Party Transactions

As at May 31, 2012, the amounts due to related parties consist of $nil (August 31, 2011 - $nil) payable to an officer of the Company. On March 31, 2011, the Company settled the balance by issuing 4,355,000 common shares of the Company valued at $0.005 per common share to this officer of the Company. This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

On March 31, 2011, the Company settled the balance due in the amount of $14,475 by issuing 2,895,000 common shares of the Company valued at $0.005 per common share to this director of the Company. This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

On March 31, 2011, the Company settled the balance due in the amount of $9,100 by issuing 1,820,000 common shares of the Company valued at $0.005 per common share to this company with an officer in common.

This balance was  non-interest bearing, unsecured and has no fixed terms of repayment. As of May 31, 2012 the Company does not owe or has any receivable from / to related parties.

Bookedbyus Inc.

(A Development Stage Company)

Notes to the Financial Statements

May 31, 2012

 (Unaudited)

6.

Capital Stock

The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

On January 9, 2008, the Company affected a thousand (1,000) for one (1) forward stock split of all outstanding common shares and a corresponding forward increase in the Company’s authorized common stock.  The effect of the forward split was to increase the number of the Company’s authorized common shares from 75,000 shares par value $0.001 to 75,000,000 shares par value $0.001.  At the time of the stock split, the Company had no commons shares issued and outstanding.  All references in these financial statements to number of common shares, price per share and weighted average number of common shares have been adjusted to reflect the stock split on a retroactive basis, unless otherwise noted.

Issued and outstanding

The Company had 22,070,000 shares issued and outstanding as at May 31, 2012 and August 31, 2011.

On January 16, 2008, the Company received $9,000 related to the purchase of 9,000,000 common shares of the Company valued at $0.001 per share.  The Company issued the corresponding 9,000,000 common shares.

On March 1, 2011, the Company issued 1,000,000 common shares of the Company, valued at $0.005 per common share, to an unrelated third party for initial license fees pursuant to the License Agreement.

On February, 2011, the Company issued 9,070,000 common shares of the Company, valued at $0.005 per common share, to an officer of the Company to settle unpaid management fees.

On March 31, 2011, the Company issued 600,000 common shares of the Company, valued at $0.01 per common share, to an unrelated third party for consulting services.

On March 31, 2011, the Company issued 1,000,000 common shares of the Company, valued at $0.01 per common share, to an unrelated third party for legal services.

On March 31, 2011, the Company issued 1,400,000 common shares, valued at $0.01 per common share, for total cash proceeds of $14,000.

There were no further issuances of stock during the quarter ended May 31, 2012.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Bookedbyus, Inc.

We have audited the accompanying balance sheet of Bookedbyus, Inc. (A Development Stage Company) as of August 31, 2011, related statement of operation, stockholders’ equity (deficit), and cash flow for the year ended and from inception (December 27, 2007) to August 31, 2011. Bookedbyus, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Bookedbyus, Inc. for the year ended August 31, 2010 and from inception (December 27, 2007) to August 31, 2010. Those statements were audited by other auditors and our opinion, in so far as it relates to the amounts included in the year ended August 31,  2010 and from inception (December 27, 2007) to August 31, 2010, is based solely on the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Bookedbyus, Inc. (A Development Stage Company) as of August 31, 2011 and the results of its operation and its cash flow for the year ended and from inception (December 27, 2007) to August 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement has been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company has suffered recurring losses from operation, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

January 30, 2012 (except for Note 7 which is June 22, 2012)

Bookedbyus Inc.

(A Development Stage Company)

Financial Statements

(Expressed in U.S. Dollars)

For the year ended August 31, 2011

   (Audited)

JAMES STAFFORD

James Stafford, Inc.

Chartered Accountants

Suite 350 – 1111 Melville Street

Vancouver, British Columbia

Canada V6E 3V6

Telephone +1 604 669 0711

Report of Independent Registered Public Accounting Firm

Facsimile +1 604 669 0754

www.JamesStafford.ca

To the Board of Directors and Stockholders of

Bookedbyus Inc.

(A Development Stage Company)

We have audited, before the effects of the adjustments related to the issuance of common shares described in Note

7, the accompanying balance sheets of Bookedbyus Inc. (A Development Stage Company) (the “Company”) as

of 31 August 2010 and the related statements of operations, cash flows and changes in stockholders’ deficiency for the year then ended and for the period from the date of inception on 27 December 2007 to 31 August 2010.

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board

(United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, before the effects of the adjustments related to the issuance of common shares described in Note 7, present fairly, in all material respects, the financial position of the Company as of 31

August 2010 and the results of its operations and its cash flows for the year then ended and for the period from the date of inception on 27 December 2007 to 31 August 2010 in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments related to the issuance of common shares described in Note 7 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied.  Those adjustments were audited by De Joya Griffith & Company, LLC.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations.  Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“James Stafford”

Chartered Accountants

Vancouver, Canada

17 August 2011

Bookedbyus Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in U.S. Dollars)

(Audited)

	August 31, 2011	August 31, 2010
		(Restated)
Assets

Current assets
Cash and cash equivalents	$ 8,332	$ 1,027
Total current assets	8,332	1,027
Other assets
Intangible assets, net	4,667	-

Total Assets	$ 12,999	$ 1,027

Liabilities and Stockholders’ Equity(Deficit)

Current liabilities
Accounts payable and accrued liabilities (Note 3)	$ 6,122	$ 4,000
Due to related parties (Note 4)	-	45,350

Total current liabilities	6,122	49,350

Total Liabilities	6,122	49,350

Stockholders’ equity (deficit)
Capital stock (Note 5)
Authorized
75,000,000 of common shares, par value $0.001
Issued and outstanding
22,070,000 and 9,000,000 common shares issued and outstanding, par value $0.001	22,070	9,000
Additional paid in capital	76,280	-
Deficit accumulated during the development stage	(91,473)	(57,323)

Total stockholders’ equity(deficit)	6,877	(48,323)

Total Liabilities and Stockholders’ Equity(Deficit)	$ 12,999	$ 1,027

Bookedbyus Inc.

(A Development Stage Company)

Statements of Operations

(Expressed in U.S. Dollars)(Audited)

	For the year ended August 31, 2011	For the year ended August 31, 2010	For the period from the date of inception (December 27, 2007) to August 31, 2011
		(Restated)
Expenses
Amortization	$ 333	$ -	$ 333
Professional fees	23,590	1,500	27,590
General and administrative	1,227	1,531	6,550
Management fees (Note 4)	9,000	12,000	41,000
Rent (Note 4)	-	6,000	16,000

Net loss	$ (34,150)	$ (21,031)	$ (91,473)

Basic loss per common share	(0.00)	(0.00)

Weighted average number of common shares - basic	17,194,877	9,000,000

Bookedbyus Inc.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in U.S. Dollars) (Audited)

	For the year ended August 31, 2011	For the year ended August 31, 2010	For the period from the date of inception on December 27, 2007 to August 31, 2011

Cash flows from operating activities
Net loss	$(34,150)	$(21,031)	$(91,473)
Adjustments to reconcile net loss to net cash used in operating activities Amortization	333	-	333
Share based compensation	16,000	-	16,000
Contributed capital towards services	9,000	-	9,000
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	2,122	1,500	6,122
Increase in due to related parties (Note 4)	-	20,475	45,350

Cash flows provided by (used in) operating activities	(6,695)	944	(14,668)

Cash flows from financing activities
Proceeds from share issuances	14,000	-	23,000

Cash provided by financing activities	14,000	-	23,000

Net increase(decrease) in cash	7,305	944	8,332

Cash and cash equivalents, beginning of period	1,027	83	-

Cash and cash, end of period	$ 8,332	$ 1,027	$ 8,332

Non cash supplemental disclosures
Shares issued for acquisition of intangible asset	5,000	-	5,000
Shares issued in settlement of due to related party	45,350	-	45,350

Bookedbyus Inc.

(A Development Stage Company)

Statements of Stockholders’ Equity (Deficit) (Restated)

(Expressed in U.S. Dollars) (Audited)

	Number of shares issued	Capital Stock	Additional paid in capital	Deficit, accumulated during the development stage	Stockholders’ equity (deficit)
		$	$	$	$

Balance at December 27, 2007 (inception)
Shares issued for cash, January 16, 2008 at $ 0.001 per share (Note 5)	9,000,000	9,000	-	-	9,000
Net loss for the period	-	-	-	(14,835)	(14,835)

Balance at August 31, 2008 (Restated)	9,000,000	9,000	-	(14,835)	(5,835)
Net loss for the year	-	-	-	(21,457)	(21,457)

Balance at August 31, 2009 (Restated)	9,000,000	9,000	-	(36,292)	(27,292)
Net loss for the year	-	-	-	(21,031)	(21,031)

Balance at August 31, 2010 (Restated)

Shares issued against services,  December 15, 2010 at $ 0.005 per share

Shares issued for purchase of intangibles on March 1, 2011

Shares issued for cash,  March 31, 2011 at $ 0.01 per share

Shares issued against services,  March 31, 2011 at $ 0.01 per share

Contributed capital  by officer of the Company

Net loss for the year

Balance at August 31, 2011

	9,000,000 9,070,000 1,000,000 1,400,000 1,600,000 22,070,000	9,000 9,070 1,000 1,400 1,600 22,070	- 36,280 4,000 12,600 14,400 9,000 76,280	(57,323) (34,150) (91,473)	(48,323) 45,350 5,000 14,000 16,000 9,000 (34,150) 6,877

Bookedbyus Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

(Expressed in U.S. Dollars)

August 31, 2011 and 2010

1.

Nature and Continuance of Operations

Bookedbyus Inc. (the “Company”) was incorporated under the laws of the State of Nevada on December 27, 2007.  The Company intends to carry on the business of computer software sales and marketing when all financing is in place.

The Company is a development stage enterprise, as defined in Accounting Standards Codification (the “Codification” or “ASC”) 915-10, “Development Stage Entities”. The Company is devoting all of its present efforts to securing and establishing a new business and its current planned principle operations have not commenced.  Accordingly, no revenue has been derived since inception on December 27, 2007.

On January 9, 2008, the Company affected a thousand (1,000) for one (1) forward stock split of all outstanding common shares and a corresponding forward increase in the Company’s authorized common stock.  The effect of the forward split was to increase the number of the Company’s authorized common shares from 75,000 shares par value $0.001 to 75,000,000 shares at par value of $0.001.  At the time of the stock split, the Company had no common shares issued and outstanding.  All references in these financial statements to number of common shares, price per share and weighted average number of common shares have been adjusted to reflect the stock split on a retroactive basis, unless otherwise noted (Note 5).

The Company’s financial statements as at August 31, 2011 and for the year then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company has a loss of $34,150 for the year ended August 31, 2011 and $91,473 from inception on December 27, 2007 to August 31, 2011(2010 - $21,031, for the period from the date of inception on December 27, 2007 to August 31, 2010 - $57,323) and has a working capital surplus (deficit) of $6,877 at August 31, 2011 (2010 – ($48,323).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ended August 31, 2012.  However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.  These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As at August 31, 2011, the Company was not engaged in any business and had suffered losses from development stage activities to date.  Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful.  Accordingly, the Company must rely on its president to perform essential functions without compensation until a business operation can be commenced.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bookedbyus Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

(Expressed in U.S. Dollars)

August 31, 2011 and 2010

2.

Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Definition of Fiscal Year

The Company’s fiscal year end is August 31st.

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to development stage enterprises, and are expressed in U.S. dollars.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Financial instruments

Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. Fair value of financial instruments is the amount at which the instruments could be exchanged in a current transaction between willing parties. The Company considers the carrying amounts of cash, restricted cash, accounts receivable, related party and other receivables, accounts payable, notes payable, related party and other payables, customer deposits, and short term loans approximate their fair values because of the short period of time between the origination of such instruments and their expected realization. The Company considers the carrying amount of long term bank loans to approximate their fair values based on the interest rates of the instruments and the current market rate of interest.

Level 1 The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2 FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Bookedbyus Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

(Expressed in U.S. Dollars)

August 31, 2011 and 2010

Level 3 If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

As at August 31, 2011, the fair value of cash and cash equivalents, accounts payable and amounts due to related parties approximates carrying value because of their short maturities.

Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions as determined by rating agencies.

Currency Risk

The Company’s assets and liabilities are in U.S. dollar, which is the Company’s functional and presentation currency.  The Company has no transactions in currencies other than U.S. dollar.  As a result, foreign currency risk is insignificant.

Interest Rate Risk

The Company has cash balances and no interest-bearing debt.  It is management’s opinion that the Company is not exposed to significant interest risk arising from these financial instruments.

Liquidity Risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with its financial liabilities.  The Company is reliant upon equity issuances as its sole source of cash.  The Company has been successful in raising equity financing in the past; however, there is no assurance that it will be able to do so in the future.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization and are comprised of acquired technology and licenses and are currently amortized straight-line over 15 years.

The Company assesses the impairment of intangible assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Bookedbyus Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

(Expressed in U.S. Dollars)

August 31, 2011 and 2010

Unforeseen and adverse events, changes in circumstances and market conditions and adverse legal factors are potential indicators that the carrying amount of intangible assets may not be recoverable and may require an impairment charge.

The useful lives of intangible assets are evaluated quarterly to determine if events or circumstances warrant a revision to their remaining period of amortization. Legal, regulatory and contractual factors, the effects of obsolescence, demand, competition and other economic factors are potential indicators that the useful life of an intangible asset may be revised.

The Company has concluded that no impairment relating to intangible assets and goodwill exists as of August 31, 2011.

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with ASC 260 “Earnings per Share”.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Comprehensive loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As at August 31, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Bookedbyus Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

(Expressed in U.S. Dollars)

August 31, 2011 and 2010

Start-up expenses

The Company has adopted ASC 720-15, “Start-Up Costs”, which requires that costs associated with start-up activities be expensed as incurred.  Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from the date of inception on December 27, 2007 to August 31, 2011.

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollars.  The financial statements of the Company are translated to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period.  Actual results could differ from these estimates.

Stock-based compensation

ASC 718, “Compensation – Stock Compensation”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Adoption of ASC 718 does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by ASC 505-50, “Equity-Based Payments to Non-Employees”.

Recent accounting pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

3.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

Bookedbyus Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

(Expressed in U.S. Dollars)

August 31, 2011 and 2010

4.

Due to Related Parties and Related Party Transactions

As at August 31, 2011, the amounts due to related parties consist of $nil (2010 - $21,775) payable to an officer of the Company. On March 31, 2011, the Company settled the balance due in the amount of $21,775 by issuing 4,355,000 common shares of the Company valued at $0.005 per common share to this officer of the Company (Note 5). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

As at August 31, 2011, the amounts due to related parties consist of $nil (2010 - $14,475) payable to a director of the Company. On March 31, 2011, the Company settled the balance due in the amount of $14,475 by issuing 2,895,000 common shares of the Company valued at $0.005 per common share to this director of the Company (Note 5). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

As at August 31, 2011, the amounts due to related parties consist of $nil (2010 - $9,100) payable to a company with an officer in common. On March 31, 2011, the Company settled the balance due in the amount of $9,100 by issuing 1,820,000 common shares of the Company valued at $0.005 per common share to this company with an officer in common (Note 5). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

During the year ended August 31, 2011, the Company paid/accrued management fees in the amount of $nil (2010 - $12,000) to a director and officer of the Company.

During the year ended August 31, 2011, the Company paid/accrued rent expense in the amount of $nil (2010 - $6,000) to a company with an officer in common.

5.

Capital Stock

The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

On January 9, 2008, the Company affected a thousand (1,000) for one (1) forward stock split of all outstanding common shares and a corresponding forward increase in the Company’s authorized common stock.  The effect of the forward split was to increase the number of the Company’s authorized common shares from 75,000 shares par value $0.001 to 75,000,000 shares par value $0.001.  At the time of the stock split, the Company had no commons shares issued and outstanding.  All references in these financial statements to number of common shares, price per share and weighted average number of common shares have been adjusted to reflect the stock split on a retroactive basis, unless otherwise noted (Note 1).

Issued and outstanding

The Company had  22,070,000 common shares issued and outstanding as at August 31, 2011.

The Company had  9,000,000 common shares issued and outstanding as at August 31, 2010.

On January 16, 2008, the Company received $9,000 related to the purchase of 9,000,000 common shares of the Company valued at $0.001 per share.  The Company issued the corresponding 9,000,000 common shares.

Bookedbyus Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

(Expressed in U.S. Dollars)

August 31, 2011 and 2010

On March 1, 2011, the Company issued 1,000,000 common shares of the Company, valued at $0.005 per common share, to an unrelated third party for initial license fees pursuant to the License Agreement.

On March 31, 2011, the Company issued 9,070,000 common shares of the Company, valued at $0.005 per common share, to an officer of the Company to settle unpaid management fees (Note 4).

On March 31, 2011, the Company issued 600,000 common shares of the Company, valued at $0.01 per common share, to an unrelated third party for consulting services.

On March 31, 2011, the Company issued 1,000,000 common shares of the Company, valued at $0.01 per common share, to an unrelated third party for legal services.

On March 31, 2011, the Company issued 1,400,000 common shares, valued at $0.01 per common share, for total cash proceeds of $14,000.

6.

Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of August 31, 2011 and 2010, the Company had net operating loss carry forwards of $91,473 and $57,323 that may be available to reduce future years' taxable income through 2011. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2011 and 2010:

	2011	2010
Deferred tax assets:
Net operating loss carry forward	91,473	57,323
Total deferred tax assets	32,015	19,490
Less: share based payments	(8,750)
Less: valuation allowance	(23,265)	(19,490)

Net deferred tax assets	-	-

Bookedbyus Inc.

(A Development Stage Company)

Notes to Audited Financial Statements

(Expressed in U.S. Dollars)

August 31, 2011 and 2010

The valuation allowance for deferred tax assets for the year ending August 31, 2011 was $(23,265), as compared to $(19,490) for the year ending August 31, 2010. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2011.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate (35.0%)

Valuation reserve 35.0%

Total -%

At August 31, 2011, we had an unused net operating loss carryover approximating $91,473 that is available to offset future taxable income which expires beginning 2030.

7.

Restatement of prior period financial statements.

The Company’s financial statements as of August 31, 2010 and for the period from the date of inception on December 27, 2007 to August 31, 2010 have been restated to retroactively reflect the issuance of 9,000,000 common shares of the Company on January 16, 2008 (the “Common Shares”).

The Common Shares were previously reported as shares to be issued for the period from the date of inception on December 27, 2007 to August 31, 2010 and as issued on March 31, 2012. The Common Shares are now reported as issued on January 16, 2008.

The Company reclassified $9,000 from “Shares to be issued” to “Capital Stock” for the period from the date of inception December 27, 2007 to August 31, 2010. Net loss for the period ended August 31, 2010 remained unchanged. Net loss per share for the year ended August 31, 2010 remains unchanged at $0.00.

	August 31, 2010	Adjustments	August 31, 2010
	(Previously filed)		(Restated)
Assets

Current assets
Cash and cash equivalents	$ 1,027		$ 1,027
Total current assets	8,332		1,027
Other assets
Intangible assets, net	-		-

Total Assets	$ 1,027		$ 1,027

Liabilities and Stockholders’ Equity(Deficit)

Current liabilities
Accounts payable and accrued liabilities (Note 3)	$ 4,000		$ 4,000
Due to related parties (Note 4)	45,350		45,350

Total current liabilities	49,350		49,350

Total Liabilities	49,350		49,350

Stockholders’ equity (deficit)
Capital stock (Note 5)
Authorized
75,000,000 of common shares, par value $0.001
Issued and outstanding
22,070,000 and 9,000,000 common shares issued and outstanding, par value $0.001	-	9,000	9,000
Shares to be issued	9,000	(9,000)
Additional paid in capital	-		-
Deficit accumulated during the development stage	(57,323)		(57,323)

Total stockholders’ equity(deficit)	(48,323)	-	(48,323)

Total Liabilities and Stockholders’ Equity(Deficit)	$ 1,027		$ 1,027

Total Liabilities and Stockholders’ Equity(Deficit)	$ 1,027		$ 1,027

Earnings per share (basic and diluted)	$0.00	-	$0.00

Management’s Discussion and Analysis

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. The amount of the offering will likely allow us to operate for at least one year however, due to the fact that there is no minimum on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its Plan of Operations.

We are highly dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing.  If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

As of May 31, 2012, we had $5,994 in cash as compared to $8,332 as at August 31, 2011. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering and continue maintaining a reporting status. The Company’s sole officer and director, Mr. Person has indicated that he may be willing to provide a maximum of $20,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place.

In the event the Company sells 25% of the shares offered, the Company will minimize development of its planned products by introducing, 1) eDrive combining off the shelf programs with minimal programming and 2) iDrive, a scaled back version with only a portion of the tools available. In addition, the Company will minimize its planned Sales and Marketing expenses and scale back its planned general business development expense (see Use of Proceeds, page 16 ).

In the event the Company sells 50% of the shares offered, the Company will introduce two of its planned products, 1) eDrive further developed towards final specifications and 2) iDrive, a scaled back version with a portion of the tools available. In addition, we plan to provide customer suggested enhancement features. The Company will reduce its planned Sales and Marketing expenses to $101,000 and will scale back its planned general business development expense to $105,500 (see Use of Proceeds, page 16 ).

In the event the Company sells 75% of the shares offered, the Company will introduce its both of its planned products, 1) eDrive developed to its final specifications and 2) iDrive, an enhanced version with the majority of the tools available. In addition, we plan to provide additional customer suggested enhancement features.. The Company will reduce its planned Sales and Marketing expenses to $108,750 and will scale back its planned general business development expense to $155,500 (see Use of Proceeds, page 16 ).

In the event that 100% of the shares are sold, for the next twelve months the Company believes it have sufficient funds to fully launch its planned business activities. We expect that revenue will be generated within 360 days following the closing of this offering. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our Officers and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Results of Operations

At May 31, 2012, the Company was not engaged in continued business and and has been primarily involved in development stage activities to date. There is minimal historical operational information about us on which to base an evaluation of our performance. We have been in existence since December 27, 2007, and entered into a licensing agreement with Digital Programma, Inc. on January 1, 2011. We are a development stage company with minimal operations and have generated $22,820 in revenue. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible delays in our planned product development.

We had no revenue for the three months ended May 31, 2012. Total expenses in the three months ended May 31, 2012 were $3,469 as compared to total expenses for the three ended May 31, 2011 of $17,188 resulting in a net loss for the three months ended May 31, 2012 of $3,469 as compared to a net loss of $17,188 for the three months ended May 31, 2011. The net loss for the period is a result of Amortization of $125, Professional fees of $2,800 and General and administrative expense of $544 as compared to Amortization of $188, Professional fees of $17,000 and General and administrative expense of nil for the three months ended May 31, 2011.

We had $22,820 in revenue for the nine months ended May 31, 2012. Total expenses in the nine months ended May 31, 2012 were $11,411 as compared to total expenses for the nine ended May 31, 2011 of $20,163 resulting in net income for the nine months ended May 31, 2012 of $11,409 as compared to a net loss of $20,163 for the nine months ended May 31, 2011. The net income for the period is a result of revenue of $22,820 less Amortization of $375, Professional fees of $8,800 and General and administrative expense of $2,236 as compared to nil revenue, Amortization of $313, Professional fees of $18,967 and General and administrative expense of $544 for the nine months ended May 31, 2011.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Plan of Operations

Over the 12 month period starting upon the effective date of our registration statement, our company must raise capital to introduce its planned products and start its sales.

The amount of the offering will likely allow us to operate for at least one year however, due to the fact that there is no minimum on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its Plan of Operations.

We are highly dependent upon the success of the offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing.  If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

Over the next twelve months, we will introduce two initial products: 1) eDrive, a web and email based rich media application that allows clients to push rich media marketing material to its customers with a fully integrated back end including business analytics and 2) iDrive, a software development tool that builds iPhone, iPad and smart phone applications designed to access and view rich media managed by eDrive. These applications, once developed, can easily be branded by the client using the client’s logo and color scheme.

The first phase of our planned operations over this period would be to develop and beta test our eDrive software solution. Upon completion of our Beta testing we intend to enter into a licensing agreement with a major film studio and a financial institution.  Simultaneously we will develop our product website that will include a training component for clients.

The Company will retain consultants to develop its brand including packaging for its products, website and outsource programming for development of its eDrive software for its planned initial products.  We have budgeted $170,000 to develop eDrive software. Software development expense will include Beta testing eDrive, expanding the database to accept additional data types and enhancing “push technology to include imbedded graphical designs, The Company feels that within 150 days of the date of this offering it plans to launch its product package design, initial website development, logo development, beta testing of the eDrive product and it is our hope to enter into a licensing agreement with a major studio and a financial institute.

The Company has budgeted 149,550 for Sales and Marketing expense which includes $10,000 for logo development, $30,000 for brochure and print publication, $35,050 for advertising and $54,000 for sales commissions. In addition, the Company has budgeted website development cost of $20,000, website hosting cost of $500. The Company anticipates that within 150 days of this offering the Company’s BETA Web site and initial product offering will be launched and the Company will begin advertising. We do not anticipate further expenses for website development.

The company intends to primarily target four markets:  Entertainment/Gamming; Financial Services; and large Enterprises who are currently using the web to market their business (i.e. Insurance, Real Estate, and Personal products).

During the second phase of planned operations, we intend to introduce iDrive a white label smart phone application. We have budgeted $293,750 for software development and programming of iDrive which will include updating the iDrive support for iOS6, OSX11, and newer version of operating systems like Blackberry, Windows and Android, adding security enhancements like 3D facial recognition and providing secure payment applications supporting Apples IOS6 Passport. In addition, the Company plans to provide customer driven feature enhancements to its software at a planned expense of $171,250.  The Company plans to implement the second stage of its marketing strategy through additional online advertising with an estimated cost of an additional $20,000 (total online advertising costs for the first phase and the second phase is estimated to cost $35,050). BBU will target Value Added Resellers that have relationships in the target end user companies. By affiliating with these companies through a VAR (Value Added Reseller) model, Bookedbyus intends to extend their finance solutions and marketing to the wireless users through Smartphone applications and push technology. In essence we should leverage the existing supplier-customer relationships within the industry in a non-threatening way. We should complete this second phase at approximately 300 days following the date of this offering and we do not anticipate further expenses for website development.

It is the Company’s hope that revenue will be generated within 360 days following the closing of this offering.

In the event the Company sells 25% of the shares offered, the Company will introduce two of its planned products, 1) eDrive combining off the shelf programs with minimal programming and 2) iDrive, a scaled back version with only a portion of the tools available, thereby reducing planned software development expenses to $83,000 and $62,550 respectively. The Company will minimize its planned Sales and Marketing expenses to $5,000 for website development, $10,000 for logo development, $5,000 for brochure design and print publication, $12,000 for online advertising and $12,000 for sales commissions.  In addition, the Company will scale back its planned general business development expense to $45,500,

In the event the Company sells 50% of the shares offered, the Company will introduce two of its planned products, 1) eDrive further developed towards final specifications and 2) iDrive, a scaled back version with a portion of the tools available, thereby reducing planned software development expenses to $100,000 and $170,500 respectively. We plan to provide customer suggested enhancement features to our software at a budgeted expense of $8,550. The Company will minimize its planned Sales and Marketing expenses to $16,000 for website development, $10,000 for logo development, $15,500 for brochure design and print publication, $25,000 for online advertising and $34,000 for sales commissions.  In addition, the Company will scale back its planned general business development expense to $105,500,

In the event the Company sells 75% of the shares offered, the Company will introduce its both of its planned products, 1) eDrive developed to its final specifications and 2) iDrive, an enhanced version with the majority of the tools available, thereby reducing planned software development expenses to $140,000 and $266,300 respectively. We plan to provide customer suggested enhancement features to our software at a budgeted expense of $65,000. The Company will minimize its planned Sales and Marketing expenses to $16,000 for website development, $10,000 for logo development, $22,250 for brochure design and print publication, $25,000 for online advertising and $35,000 for sales commissions.  In addition, the Company will scale back its planned general business development expense to $155,500.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On November 7, 2011, James Stafford Chartered Accountants (“James Stafford”), resigned as the independent registered public accounting firm of the Company.

The report of James Stafford regarding the Company’s financial statements as of August 31, 2010 and the statements of operations, stockholders’ deficit and cash flows for the year then ended and for the period from December 27, 2007 (inception) through August 31, 2010, contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.   The report of James Stafford, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

From the period as of, and from, December 27, 2007 (inception) through August 31, 2010, and during through the date of withdrawal, the Company had no disagreement with James Stafford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of James Stafford, would have caused them to make reference thereto in their report on the Company’s financial statements for such period from December 27, 2007 (inception) through August 31, 2010.  There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided James Stafford a copy of the above disclosures and requested James Stafford to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. James Stafford’s response is attached as Exhibit 16.1 to this Form S-1/A2 dated October 12, 2012.

On November 22, 2011 the Board of Directors of the Company approved the resignation of James Stafford and resolved to engage the independent registered public accounting firm of De Joya Griffith & Company. (“De Joya Griffith”), the Company’s new independent registered public accountants, which appointment De Joya Griffith has accepted with the resignation of James Stafford.

During the two most recent fiscal years and the interim period preceding the engagement of De Joya Griffith, the Company has not consulted with De Joya Griffith regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by De Joya Griffith or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(1)(v), of Regulation S-K.  The Company did not have any disagreements with James Stafford and therefore did not discuss any past disagreements with De Joya Griffith.

Directors and Executive Officers

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our officers and sole director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Fred Person[1]	56	President, Treasurer, Chief Financial Officer and Chairman of the Board of Directors.
Susan Fox[2]	52	Secretary

David Batrick[3]	46	President, Secretary, Treasurer, Director

1 The person named above has held his office since October 22nd, 2009 and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

2 The person named above has held her office since October 22nd, 2009 and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

3 The person named above held his office from December 27, 2007 through October 22nd, 2009

Fred Person

From April 2004 to January 2009 Mr. Person was employed by Wyndham Worldwide Inc. as a Sales Manager for the timeshare division of   Wyndham Worldwide Inc. of California.. From January 2009 to date Mr. Person is self employed as and Independent Sales Contractor in the travel industry.

Susan Fox

Ms. Fox was formerly the vice president of sales and marketing for Keystone Entertainment and First Pacific Pictures.  Ms. Fox is currently president of Casting Workbook Inc. in Los Angeles, California and Casting Workbook Services Inc., Vancouver, British Columbia. From 2004 to date Ms. Fox has served as President of Casting Workbook Inc. and Casting Workbook Services Inc.  In addition, Ms. Fox has been an independent contractor to the entertainment industry and worked as a professional actor, dancer, singer, and model.

Our sole director and officers do not hold positions on the board of directors of any other U.S. reporting companies and has no affiliation with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

The Company believes that Mr. Person’s and Ms. Fox’s business experience and their entrepreneurial success make them well suited to serve as our officers and director.

Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and director for all services rendered in all capacities to us for the period from inception through August 31, 2011.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Batrick	2007	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
Fred Person[1] President	2009	0	0	0	0	0	0	0	0
	2010	12,000	0	0	0	0	0	0	12,000
	2011	0	0	0	0	0	0	0	0
Susan Fox[2] Secretary	2008	8,000	0	0	0	0	0	0	8,000
	2009	12,000	0	0	0	0	0	0	12,000
	2010	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

[7] During the year ended 31 August 2011, the Company accrued Management Fees in the amount of $Nil to Fred Person (2010 - $12,000, 2009 - $Nil, cumulative - $12,000). As at 31 August 2010, the amounts due to Fred Person (see Financial Statements for the period ended August 31, 2011, Note 4) consist of $14,475 including accrued Management Fees of $12,000. On 31 March 2011, the Company issued 2,895,000 common shares of the Company, valued at $0.005 per common share, to Fred Person to settle the amount of $14,475. As of August 31, 2011, no amounts were owed to Mr. Person.

[8] During the year ended 31 August 2011, the Company accrued Management Fees in the amount of $Nil to Susan Fox (2010 - $Nil, 2009 - $12,000, 2008 - $8,000, cumulative - $20,000). As at 31 August 2010, the amounts due to Susan Fox (see Financial Statements for the period ended August 31, 2011, Note 4) consist of $21,775 including Management Fees of $20,000. On 31 March 2011, the Company issued 4,355,000common shares of the Company, valued at $0.005 per common share, to Susan Fox to settle the amount of $21,775. As of August 31, 2011, no amounts were owed to Susan Fox. Susan Fox is an officer of Casting Workbook Inc. On March 31, 2011, the Company settled the balance due to Casting Workbook Inc. in the amount of $9,100 by issuing 1,820,000 common shares of the Company.

During the stages of formation and development, the Company agreed to pay management fees to its executive officers. No written agreement exists. We did not agree to pay nor did we accrue any salaries in 2011. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Fred Person	-	-	-	-	-	-	-	-	-
Susan Fox	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Bookedbyus may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (December 27, 2007) through August 31, 2011.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Batrick	0	0	0	0	0	0	0
Fred Person	0	0	0	0	0	0	0

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares. The percent of class is based on 22,070,000 shares of common stock issued and outstanding as of May 31, 2012.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Fred Person	11,795,000	53.4
Common Stock	Susan Fox [2]	4,455,000	20.2
Common Stock	CWB Inc. [3]	1,820,000	8.3
Common Stock	All Officers and Directors as a Group (2 persons)	18,070,000	81.9

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Person and Ms. Fox are the only “promoter” of our company.

[2]

Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days.  The amount of share held by Susan Fox does not include the amounts she beneficially owns as the sole shareholder of CBW Inc.

[3]	Susan Fox is the sole shareholder of CWB Inc.

Certain Relationships and Related Transactions

Fred Person and Susan Fox will not be paid for any underwriting services that they perform on the Company’s behalf with respect to this offering.

On 4 September 2008, the Company received $8,900 from Susan Fox related to the purchase of 8,900,000 common shares of the Company valued at $0.001 per share. On 16 January 2008, we issued a total of 8,900,000 shares of common stock to Susan Fox, Secretary of the Company. The Company considered these securities as “Founders” shares. Susan Fox purchased her shares at par value being $0.001 per share, considerably lower than the $0.10 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.  No commission was paid in connection with the sale of the shares.

As at 31 August 2010, the amounts due to Fred Person (see Financial Statements for the period ended August 31, 2011, Note 4) consist of $14,475 including Management Fees of $12,000. On 31 March 2011, the Company issued 2,895,000 common shares of the Company, valued at $0.005 per common share, to settle the amount of $14,475.

As at 31 August 2010, the amounts due to Susan Fox (see Financial Statements for the period ended August 31, 2011, Note 4) consist of $21,775 including Managements fees of $20,000. On 31 March 2011, the Company issued 4,355,000 common shares of the Company, valued at $0.005 per common share, to Susan Fox to settle the amount of $21,775.

The value of our shares issued on March 31, 2011 was arbitrarily determined by Bookedbyus and did not bear any relationship to assets, earnings, book value, or any other objective criteria of value. Among the factors considered were:

•

no established public market for the Company’s shares;

•

our lack of operating capital and,;

•

the risk associated with our lack of profitable operating history.

Item 12.

Available Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will file a Form 8-A registration statement with the SEC prior to, or concurrently with, the effectiveness of this Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form S-1 registration statement. We will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.  Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

Item 12A.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our director and officers are indemnified as provided by the Nevada Statutes. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$11,100
SEC Filing Fee	$150
Printing	$200
Transfer Agent	$3,000
TOTAL	$14,450

Item 14.

Indemnification of Directors and Officers.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Our director and officers are indemnified as provided by the Nevada Statutes. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15.

Recent Sales of Unregistered Securities.

On January 16, 2008, the Company received $9,000 related to the purchase of 9,000,000 common shares of the Company valued at $0.001 per share.  The Company issued the corresponding  9,000,000 common shares.

On March 1, 2011, the Company issued 1,000,000 common shares of the Company, valued at $0.005 per common share, to an unrelated third party for initial license fees pursuant to the License Agreement in the amount of $5,000.

On March 31, 2011, the Company issued 9,070,000 common shares of the Company, valued at $0.005 per common share, to an officer of the Company to settle unpaid management fees in the amount of $45,350.

On March 31, 2011, the Company issued 600,000 common shares of the Company, valued at $0.01 per common share, to an unrelated third party for consulting services in the amount of $6,000.

On March 31, 2011, the Company issued 1,000,000 common shares of the Company, valued at $0.01 per common share, to an unrelated third party for legal services in the amount of $10,000.

On March 31, 2011, the Company issued 1,400,000 common shares, valued at $0.01 per common share, for total cash proceeds of $14,000.

These offers and sales were made pursuant to the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company.  No commission was paid in connection with the sale of the shares.

Item 16.

Exhibits.

Exhibit No.

Document Description

3(i)

Articles of Incorporation

3(ii)

By-laws

5

Opinion re: legality

Exhibit 10.1

Licensing Agreement

10.4

Subscription Agreement

16.1

Letter dated June 29, 2012 from James Stafford Chartered Accountants

23.1

Consent of Independent Registered Public Accounting Firm

23.2

Consent of Independent Registered Public Accounting Firm

23.3

Consent of Council

Description of Exhibits

Exhibit 3(i) Articles of Incorporation of Bookedbyus Inc., dated December 27, 2007 as previously filed with the SEC on September 7, 2011.

Exhibit 3(ii) Bylaws of Bookedbyus Inc. approved and adopted on January 16, 2008 as previously filed with the SEC on September 7, 2011.

Exhibit 5 Opinion of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115 dated October 12, 2012, regarding the legality of the securities being registered.

Exhibit 10.1 Licensing Agreement with Digital Programma, Inc dated January 1. 2011

Exhibit 10.4 Subscription Agreement as previously filed with the SEC on September 7, 2011.

Exhibit 16.1 Letter from James Stafford Chartered Accountants, , Suite 350 - 1111 Melville Street, Vancouver British Columbia, V6E 3V6, dated October 12, 2012.

Exhibit 23(i) James Stafford Chartered Accountants, Suite 350 - 1111 Melville Street, Vancouver British Columbia, V6E 3V6, dated October 12, 2012, regarding the use in this Registration Statement of their report of the auditors and financial statements of Bookedbyus Inc. for the period ending August 31, 2010.

Exhibit 23(ii) De Joya Griffith & Company, 2580 Anthem Village Drive, Henderson, NV 890526, dated October 12, 2012, regarding the use in this Registration Statement of their report of the auditors and financial statements of Bookedbyus Inc. for the period ending August 31, 2011

.

Exhibit 23(iii) Consent of council, Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115 (council’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement).

Item 17.

Undertakings.

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

a.

include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered) and any deviation from the low or high end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

c.

include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.

To remove from registration by  means of a post-effective amendment any of  the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.

That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

a.

any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

b.

any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

c.

the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;

d.

and any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on October 12, 2012.

                                                                                                                                        Bookedbyus Inc.

/s/Fred Person

Fred Person

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Bookedbyus Inc.

/s/Fred Person

Fred Person

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer